UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2011

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10003 Woodloch Forest Drive The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 934-1825

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 21, 2011, Pernix Therapeutics Holdings, Inc. (“Pernix”), a Maryland corporation, entered into an Underwriting Agreement (the “Underwriting Agreement”) with the selling stockholders named therein (the “Selling Stockholders”) and the underwriters named on Schedule 1 thereto (the “Underwriters”), for whom Stifel, Nicolaus & Company, Incorporated, (“Stifel”) acted as representative. Pursuant to the terms of the Underwriting Agreement, (i) we agreed to issue and sell an aggregate of 3,000,000 shares of our common stock, $0.01 par value per share (“Common Stock”), and (ii) the Selling Stockholders agreed to sell an aggregate of 1,000,000 shares of Common Stock (collectively, the “Offering”).  The public offering price is $7.00 per share, and the Underwriters have agreed to purchase the shares being issued in the Offering pursuant to the Underwriting Agreement at a price of $6.58 per share.  We estimate the net proceeds we will receive from the Offering will be approximately $19.4 million, after deducting the Underwriters’ discounts and commissions and estimated offering expenses payable by us, which includes up to $225,000 of expenses that we have agreed to reimburse the Underwriters for in connection with the Offering.  We will not receive any proceeds from sales of shares of Common Stock by the Selling Stockholders in the Offering.  The Offering is expected to close on or around July 27, 2011, subject to customary closing conditions.

The Offering was made pursuant to Pernix’s shelf registration statement on Form S-3 (File No. 333-174629) filed with the Securities and Exchange Commission (“SEC”) on May 31, 2011, which was declared effective on June 10, 2011.

In the ordinary course of their business, the Underwriters and/or their affiliates may perform investment banking, broker dealer, financial advisory or other services for us for which they have received or may in the future receive separate fees. In addition, from time to time, certain of the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.  A copy of the opinion of McGuireWoods LLP relating to the validity of the shares issued in the Offering is attached as Exhibit 5.1.

Item 8.01.  Other Events.

On July 21, 2011, Pernix issued a press release announcing the pricing of its common stock in an underwritten public offering.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1
Underwriting Agreement dated July 21, 2011 between, Pernix Therapeutics Holdings, Inc., the selling stockholders named therein and Stifel, Nicolaus & Company, Incorporated as representative of the several underwriters named in Schedule I thereto.

5.1	Opinion of McGuireWoods LLP

23.1	Consent of McGuireWoods LLP (contained in Exhibit 5.1 hereto).

99.1	Press Release dated July 21, 2011, announcing pricing of public offering of common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 21, 2011	PERNIX THERAPEUTICS HOLDINGS, INC.

	By:	/s/ Tracy Clifford
Tracy Clifford
Chief Financial Officer

Exhibit No.	Description
1.1
Underwriting Agreement dated July 21, 2011 between, Pernix Therapeutics Holdings, Inc., the selling stockholders named therein and Stifel, Nicolaus & Company, Incorporated as representative of the several underwriters named in Schedule I thereto.

5.1	Opinion of McGuireWoods LLP

23.1	Consent of McGuireWoods LLP (contained in Exhibit 5.1 hereto).

99.1	Press Release dated July 21, 2011, announcing pricing of public offering of common stock.